Exhibit 5.1

October 13, 2010

Regency Energy Partners LP
2001 Bryan Street, Suite 3700
Dallas, TX 75201

717 Texas Avenue, 16th floor
Houston, TX 77002
Tel: +1.713.546.5400 Fax: +1.713.546.5401
www.lw.com

FIRM / AFFILIATE OFFICES
Abu Dhabi	Moscow
Barcelona	Munich
Beijing	New Jersey
Brussels	New York
Chicago	Orange County
Doha	Paris
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Hong Kong	San Francisco
Houston	Shanghai
London	Silicon Valley
Los Angeles	Singapore
Madrid	Tokyo
Milan	Washington, D.C.

     Re:      Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as special counsel to Regency Energy Partners LP, a Delaware limited partnership (the “Partnership”), Regency Energy Finance Corp., a Delaware corporation (“Regency Finance” and, together with the Partnership, the “Issuers”), and the entities listed on Schedule I hereto (collectively, the “Guarantors”), in connection with the filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a base prospectus.
     The Registration Statement registers the offering and sale of (i) one or more series of the Issuers’ debt securities (the “Debt Securities”) to be issued pursuant to an Indenture to be entered into among the Issuers, the Guarantors parties thereto and U.S. Bank National Association, as trustee, a form of which is attached as Exhibit 4.3 to the Registration Statement, and one or more supplemental indentures thereto (collectively, the “Indenture”); and (ii) guarantees of the Debt Securities (the “Guarantees”) by the Guarantors. The Debt Securities and the Guarantees are collectively referred to as the “Securities.”
     This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Securities.
     As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Issuers, the Guarantors, and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York, and we express no opinion with respect

October 13, 2010

to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal laws or the laws of any local agencies within any state.
     Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Indenture has been duly authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of the Issuers and the Guarantors and duly executed and delivered, and when the specific terms of a particular Debt Security and Guarantee have been duly established in accordance with the terms of the Indenture and authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of the Issuers and the Guarantors, and such Debt Security and such Guarantee have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Indenture and in the manner contemplated by the Registration Statement and/or the applicable prospectus and by such corporate, limited liability company or limited partnership action, as applicable (i) such Debt Security will be a legally valid and binding obligation of each Issuer, enforceable against such Issuer in accordance with its terms; and (ii) such Guarantee will be a legally valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.
     Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Security, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) provisions purporting to make a guarantor primarily liable rather than as a surety, (o) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (p) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent

October 13, 2010

applicable law otherwise provides, and (q) the severability, if invalid, of provisions to the foregoing effect.
     With your consent, we have assumed(i) that the Indenture, the Debt Securities and the Guarantees (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (ii) that each of the Documents will be duly authorized, executed and delivered by the parties thereto, (iii) that each of the Documents will constitute legally valid and binding obligations of the parties thereto other than the Issuers and the Guarantors, enforceable against each of them in accordance with their respective terms, and (iv) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.
     This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the base prospectus under the heading “Legal Matters”. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Latham & Watkins LLP

October 13, 2010

Schedule I

State or other
Jurisdiction of
Incorporation or
Name of Registrant Guarantor	Organization
CDM Resource Management LLC	Delaware
FrontStreet Hugoton LLC	Delaware
Gulf States Transmission Corporation	Louisiana
Palafox Joint Venture	Texas
Pueblo Holdings, Inc.	Delaware
Pueblo Midstream Gas Corporation	Texas
Regency Field Services LLC	Delaware
Regency Gas Marketing LLC	Delaware
Regency Gas Services LP	Delaware
Regency Gas Utility LLC	Delaware
Regency Haynesville Intrastate Gas LLC	Delaware
Regency Liquids Pipeline LLC	Delaware
Regency Midcontinent Express LLC	Delaware
Regency Midcontinent Express Pipeline I LLC	Delaware
Regency OLP GP LLC	Delaware
Regency Zephyr LLC	Delaware
WGP-KHC LLC	Delaware